TRANSFER AGENCY AGREEMENT



     AGREEMENT made as of this 1st day of June, 2000, between the registered investment companies specified in Schedule A, each a Maryland corporation (each individually referred to as "Company"), having its principal office and place of business at 7800 East Union Avenue, Denver, Colorado, 80237, and INVESCO FUNDS GROUP, INC., a Delaware corporation, having its principal place of business at 7800 East Union Avenue, Denver, Colorado 80237 (the "Transfer Agent").

                                   WITNESSETH:

      That for and in consideration of mutual promises hereinafter set forth, the Company and the Transfer Agent agree as follows:

     1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Authorized Person" shall be deemed to include the Chairman, President, any Vice President, the Secretary, Treasurer, or any other person, whether or not any such person is an officer or employee of a Company, duly authorized to give Oral Instructions and Written Instructions on behalf of any Company or any Fund (as defined below), as indicated in a certification as may be received by the Transfer Agent from time to time;

          (b) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent, which is actually received by the Transfer Agent and signed on behalf of the Company by any two officers thereof;

          (c)  "Commission" shall have the meaning given it in the 1940 Act;

          (d) "Custodian" refers to the custodian of all of the securities and other moneys owned by the Company or any Fund of the Company;

          (e)  "Oral  Instructions"   shall  mean  oral  instructions   actually
               received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person;

          (f)  "Prospectus"  shall  mean  the  currently  effective   prospectus
               relating to a Fund's Shares registered under the Securities Act of 1933;

          (g) "Shares" refers to the shares of common stock of a Company, regardless of whether such shares are classified into one or more separate Funds;

          (h)  "Shareholder" means a record owner of Shares;

          (i) "Written Instructions" shall mean a written communication actually received by the Transfer Agent where the receiver is able to verify with a reasonable degree of certainty the authenticity of the sender of such communication; and

          (j) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

          (k) "Fund" shall refer to a single portfolio of investments owned by a Company; the Funds of each Company are listed in Schedule A, which may be amended from time to time.

     2. REPRESENTATION OF TRANSFER AGENT. The Transfer Agent does hereby represent and warrant to the Company that it has an effective registration statement on SEC Form TA-1 and, accordingly, has duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934.

     3. APPOINTMENT OF THE TRANSFER AGENT. The Company hereby appoints and constitutes the Transfer Agent as transfer agent for all of the Shares of the Company authorized as of the date hereof, and the Transfer Agent accepts such appointment and agrees to perform the duties herein set forth. If the Board of Directors of the Company (the "Directors") hereafter reclassifies the Shares, by the creation of one or more additional Funds or otherwise, the Transfer Agent agrees that it will act as transfer agent for the Shares so reclassified on the terms set forth herein.

     4.   COMPENSATION.

          (a) The Company will initially compensate the Transfer Agent for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein.

          (b) The parties hereto will agree upon the compensation for acting as transfer agent for any series of Shares hereafter designated and established at the time that the Transfer Agent commences serving as such for said series, and such agreement shall be reflected in a Fee Schedule for that series, dated and signed by an authorized officer of each party hereto, to be attached to this Agreement.

          (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Fee Schedule, dated and signed by an authorized officer of each party hereto, and a certified copy of the resolution of the Directors authorizing such revised Fee Schedule.

          (d) The Transfer Agent will bill the Company as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Fund will promptly pay to the Transfer Agent the amount of such billing.

     5. DOCUMENTS. In connection with the appointment of the Transfer Agent, the Company shall, on or before the date this Agreement goes into effect, file with the Transfer Agent the following documents:

          (a) A certified copy of the Articles of Incorporation of the Company, including all amendments thereto, as then in effect;

          (b)  A certified copy of the Bylaws of the Company, as then in effect;

          (c)  Certified copies of the resolutions of the Directors  authorizing
               this  Agreement  and  designating   Authorized  Persons  to  give
               instructions to the Transfer Agent;

          (d) All account application forms and other documents relating to Shareholder accounts;

          (e) A certified list of Shareholders of each Fund with the name, address and tax identification number of each Shareholder, and the number of Shares held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for said stops, and the number of Shares redeemed by the Fund;

          (f) Copies of all agreements then in effect between the Company and any agent with respect to the issuance, sale, or cancellation of Shares; and

          (g) An opinion of counsel for the Company with respect to the validity of the Shares.

     6. FURTHER DOCUMENTATION. The Company will also furnish from time to time the following documents:

          (a) Each resolution of the Directors authorizing the original issue of Shares of each Fund;

          (b) Each Registration Statement filed with the Commission, and amendments and orders with respect thereto, in effect with respect to the sale of Shares of the Fund;

          (c)  A  certified   copy  of  each   amendment   to  the  Articles  of
               Incorporation and the Bylaws of the Company;

          (d) Certified copies of each resolution of the Directors designating Authorized Persons to give instructions to the Transfer Agent;

          (e) Certificates as to any change in any officer, director, or Authorized Person of the Company;

          (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Transfer Agent in the proper performance of its duties.

     7.   CERTIFICATES FOR SHARES AND RECORDS PERTAINING THERETO.

          (a) The Fund no longer issues share certificates. The Transfer Agent shall maintain a record of each certificate previously issued, the number of Shares represented thereby, and the holder of record. The Transfer Agent shall further maintain a stop transfer record on lost certificates.

          (b) The Transfer Agent may establish such additional rules and regulations governing the transfer or registration of certificates for Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents.

     8.   SALE OF FUND SHARES.

          (a) Whenever a Fund or its authorized agent shall sell or cause to be sold any Shares, the Fund or its authorized agent shall provide or cause to be provided to the Transfer Agent information including: (i) the number of Shares sold, trade date, and price;
               (ii) the amount of money to be delivered to the Custodian for the sale of such Shares; (iii) in the case of a new account, a new account application or sufficient information to establish an account.

          (b) The Transfer Agent will, upon receipt by it of a check or other payment identified by it as an investment in Shares of a Fund and drawn or endorsed to the Transfer Agent as agent for, or identified as being for the account of, a Fund, promptly deposit such check or other payment to the appropriate account postings necessary to reflect the investment. The Transfer Agent will notify the respective Fund, or its designee, and the Custodian of all purchases and related account adjustments.

          (c) Upon receipt of the notification required under paragraph (a) hereof and the notification from the Custodian that such money has been received by it, the Transfer Agent shall issue to the purchaser or his authorized agent such Shares as he is entitled to receive, based on the appropriate net asset value of the Fund's Shares, determined in accordance with applicable federal law or regulation, as described in the Prospectus for the applicable Fund. In issuing Shares to a purchaser or his authorized agent, the Transfer Agent shall be entitled to rely upon the latest written directions, if any, previously received by the Transfer Agent from the purchaser or his authorized agent concerning the delivery of such Shares.

          (d) The Transfer Agent shall not be required to issue any Shares of a Fund where it has received Written Instructions from the Fund or written notification from any appropriate federal or state authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such Written Instructions or written notification.

          (e) Upon the issuance of any Shares of a Fund in accordance with the foregoing provision of this Article, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance.

     9. RETURNED CHECKS. In the event that any check or other order for the payment of money is returned unpaid for any reason, the Transfer Agent will: (i) give prompt notice of such return to the applicable Fund or its designee; (ii) place a stop transfer order against all Shares issued or held on deposit as a result of such check or order; (iii) in the case of any Shareholder who has obtained redemption checks, place a stop payment order on the checking account on which such checks are issued; and (iv) take such other steps as the Transfer Agent may, in its discretion, deem appropriate or as the applicable Fund or its designee may instruct.

     10.  REDEMPTIONS.

          (a) Redemptions By Mail or In Person. Shares of a Fund will be redeemed upon receipt by the Transfer Agent of: (i) a written request for redemption, signed by each registered owner exactly as the Shares are registered; (ii) certificates properly endorsed for any Shares for which certificates have been issued; (iii) signature guarantees to the extent required by the Transfer Agent as described in the Prospectus or Statement of Additional
               Information (the "SAI") for the Fund; and (iv) any additional documents required by the Transfer Agent for redemption by corporations, executors, administrators, trustees and guardians.

          (b) Draft Redemptions. If the Transfer Agent has received a completed application and authorization of redemption by drafts signed by the registered owner(s), the Transfer Agent will, as agent for the Shareholder upon receipt of a redemption draft cause the
               Company to redeem a sufficient number of Shares in the Shareholder's account to cover the amount of the draft. All draft redemptions will be subject to such additional requirements as may be described in the Prospectus or SAI for the applicable Fund and the rules and regulations of the Transfer Agent.

          (c) Wire Orders or Telephone Redemptions. The Transfer Agent will, consistent with procedures which may be established by the Company from time to time for redemption by wire or telephone, upon receipt of such a wire order or telephone redemption request, redeem Shares and transmit the proceeds of such redemption to the redeeming Shareholder as directed. All wire or telephone redemptions will be subject to such additional requirements as may be described in the Prospectus or SAI for the applicable Fund. Both the Company and the Transfer Agent reserve the right to modify or terminate the procedures for wire order or telephone redemptions at any time.

          (d) Processing Redemptions. Upon receipt of all necessary information and documentation relating to a redemption, the Transfer Agent will issue to the Custodian an advice setting forth the number of Shares of the Fund received by the Transfer Agent for redemption and that such shares are valid and in good standing for redemption. The Transfer Agent shall, upon receipt of the moneys paid to it by the Custodian for the redemption of such Shares, pay such moneys to the Shareholder, his authorized agent or legal representative.

     11. TRANSFERS AND EXCHANGES. The Transfer Agent is authorized to review and process transfers of Shares of the Fund and to the extent, if any, permitted in the Prospectus or SAI for each Fund, exchanges between a Fund and other Funds advised by the Fund's investment adviser, INVESCO Funds Group, Inc. (the "Adviser"), on the records of the Fund maintained by the Transfer Agent. If Shares to be transferred are represented by outstanding certificates, the Transfer Agent will, upon surrender to it of the certificates in proper form for transfer, and upon cancellation thereof, credit the same to the transferee on its books. If the Shares to be transferred are not represented by outstanding certificates, the Transfer Agent will, upon an order therefor by or on behalf of the registered holder thereof in proper form, credit the same to the transferee on its books. If Shares are to be exchanged for shares of another mutual fund, the Transfer Agent will process such exchange in the same manner as a redemption and sale of Shares, except that it may in its discretion waive requirements for information and documentation.

     12. RIGHT TO SEEK ASSURANCES. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions that the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers, rely upon the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, which in the opinion of legal counsel for the Company or of the Transfer Agent's own legal counsel protect the Transfer Agent in not requiring certain documents in connection with the transfer or redemption of Shares of the Fund, and the Fund shall indemnify the Transfer Agent for any acts done or omitted by it in reliance upon such laws or opinions of counsel to the Fund or of its own counsel.

     13.  DISTRIBUTIONS.

          (a) Each Fund will promptly notify the Transfer Agent of the declaration of any dividend or distribution. The Company shall furnish to the Transfer Agent a resolution of the Directors, certified by the Secretary, authorizing the declaration of dividends and authorizing the Transfer Agent to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per share to Shareholders of record as of that date, and the total amount payable to the Transfer Agent on the payment date.

          (b) The Transfer Agent will, on or before the payable date of any dividend or distribution, notify the Custodian of the estimated amount of cash required to pay said dividend or distribution, and the respective Fund agrees that, on or before the mailing date of such dividend or distribution, it shall instruct the Custodian to place in a dividend disbursing account funds equal to the cash amount to be paid out. The Transfer Agent, in accordance with Shareholder instructions, will calculate, prepare and mail checks to, or (where appropriate) credit such dividend or distribution to the accounts of Shareholders of the applicable Fund, and maintain and safeguard all underlying records.

          (c) The Transfer Agent will replace lost checks upon receipt of properly executed affidavits and maintain stop payment orders against replaced checks.

          (d) The Transfer Agent will maintain all records necessary to reflect the crediting of dividends that are reinvested in Shares of the Fund of the Company.

          (e) The Transfer Agent shall not be liable for any improper payments made in accordance with the resolution of the Directors of the Company.

          (f) If the Transfer Agent shall not receive from the Custodian sufficient cash to make payment to all Shareholders of a Fund as of the record date, the Transfer Agent shall, upon notifying the Fund, withhold payment to the Fund's Shareholders of record as of the record date until such sufficient cash is provided to the Transfer Agent.

     14. OTHER DUTIES. In addition to the duties expressly provided for herein, the Transfer Agent shall perform such other duties and functions as are set forth in the Fee Schedules(s) hereto from time to time.

     15. TAXES. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividends and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by each Company and shall withhold such sums as are required to be withheld by applicable law.

      16.   BOOKS AND RECORDS.

          (a) The Transfer Agent shall maintain records showing for each investor's account, identified by each Fund in each Company, the following: (i) names, addresses, tax identifying numbers and assigned account numbers; (ii) numbers of Shares held; (iii) historical information regarding the account of each Shareholder, including dividends paid and date and price of all transactions on a Shareholder's account; (iv) any stop or restraining order placed against a Shareholder's account; (v) information with respect to withholdings in the case of a foreign account; (vi) any capital gain or dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of a Shareholder's account; (vii) certificate numbers and denominations for any Shareholders holding certificates; and (viii) any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement.

          (b) Any records required to be maintained by Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Such records may be inspected by any Fund at reasonable times. The Transfer Agent may, at its option at any time, and shall forthwith upon a Company's demand, turn over to the applicable Company and cease to retain in the Transfer Agent's files, records and documents created and maintained by the Transfer Agent in performance of its services or for its protection. At the end of the six-year retention period, such records and documents will either be turned over to the Company, or destroyed in accordance with the Company's authorization.

          (c) The Transfer Agent shall enter into and maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data with respect to the Funds and emergency use of electronic data processing equipment. In the event of equipment failures, the Transfer Agent shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. The Transfer Agent shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the Transfer Agent's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement and provided further that the Transfer Agent has complied with the provisions of this paragraph.

     17.  SHAREHOLDER RELATIONS.

          (a)  The Transfer Agent will  investigate  all  Shareholder  inquiries
               related  to   Shareholder   accounts  and  respond   promptly  to
               correspondence from Shareholders.

          (b) The Transfer Agent will address and mail all communications to Shareholders or their nominees, including proxy material and periodic reports to Shareholders.

          (c) In connection with special and annual meetings of Shareholders, the Transfer Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, and certify to the Secretary of the applicable Company's Shares to be voted at meetings.

     18.  RELIANCE BY TRANSFER AGENT; INSTRUCTIONS.

          (a) The Transfer Agent shall be protected in acting upon any paper or document believed by it to be genuine and to have been signed by an Authorized Person and shall not be held to have any notice of any change of authority of any person until receipt of written certification thereof from the Fund. It shall also be protected in processing Share certificates that it reasonably believes to bear the proper manual or facsimile signatures of the officers of the applicable Company and the proper countersignature of the Transfer Agent.

          (b) At any time the Transfer Agent may apply to any Authorized Person of the Company for Written Instructions, and, at the expense of the applicable Company, may seek advice from legal counsel for the Company, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or with the opinion of such counsel. In addition, the Transfer Agent, its officers, agents or employees, shall accept instructions or requests given to them by any person representing or acting on behalf of the Company only if said representative is known by the Transfer Agent, its officers, agents or employees, to be an Authorized Person. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of Authorized Persons of the Company.

          (c)  Notwithstanding   any  of  the   foregoing   provisions  of  this
               Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issue or sale of any Shares of any Fund, or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares of any Fund, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by any Fund, or the legality of the issue of any Shares of any Fund in payment of any stock dividend; or (iv) the legality of any recapitalization or readjustment of the Shares of any Fund.

     19.  STANDARD OF CARE AND INDEMNIFICATION.

          (a) The Transfer Agent may, in connection with this Agreement, employ agents or attorneys in fact, and shall not be liable for any loss arising out of or in connection with its actions under this Agreement so long as it acts in good faith and with due diligence, and is not negligent or guilty of any willful misconduct.

          (b) The Company hereby agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Transfer Agent in good faith in reliance upon any Certificate, instrument, order or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any duly Authorized Person, upon the Oral Instructions or Written Instructions of an Authorized Person of the Company or upon the opinion of legal counsel for the Company or its own counsel; or (ii) any action taken or omitted to be taken by the Transfer Agent in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification hereunder shall not apply to actions or omissions of the Transfer Agent or its directors, officers, employees or agents in cases of its own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

     20. AFFILIATION BETWEEN FUND AND TRANSFER AGENT. It is understood that the directors, officers, employees, agents and Shareholders of the Fund, and the officers, directors, employees, agents and shareholders of the Adviser, are or may be interested in the Transfer Agent as directors, officers, employees, agents, shareholders, or otherwise, and that the directors, officers, employees, agents or shareholders of the Transfer Agent may be interested in the Fund as directors, officers, employees, agents, shareholders, or otherwise, or in the Adviser as officers, directors, employees, agents, shareholders or otherwise.

     21.  TERM.

          (a) This Agreement shall become effective with respect to a Company on the date on which it is approved by vote of a majority (as defined in the 1940 Act) of the Directors, including a majority of the directors who are not interested persons (as defined in the 1940 Act) of the Company, and shall continue in effect for an initial term of one year, and from year to year thereafter, so long as such continuance is specifically approved at least annually both: (i) by either the Directors or the vote of a majority of the outstanding voting securities of the Company; and
               (ii) by a vote of the majority of the directors who are not interested persons of the Company (as defined in the 1940 Act) cast in person at a meeting called for the purpose of voting upon such approval.

          (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall not be less than sixty (60) days after the date of receipt of such notice. In the event such notice is given by the Company, it shall be accompanied by a resolution of the Directors, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent.

     22. AMENDMENT. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement, and (i) authorized or approved by the resolution of the Directors, including a majority of the Directors who are not interested persons of the Fund as defined in the 1940 Act, or
          (ii) authorized and approved by such other procedures as may be permitted or required by the 1940 Act.

     23. SUBCONTRACTING. The Company agrees that the Transfer Agent may, in its discretion, subcontract for certain of the services to be provided hereunder.

     24.  MISCELLANEOUS.

          (a) Any notice and other instrument in writing, authorized or required by this Agreement to be given to the Company or the Transfer Agent, shall be sufficiently given if addressed to that party and mailed or delivered to it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Company:

                  (Address to Relevant Company Listed in Schedule A) 7800 East Union Avenue, MS 201
                  Denver, Colorado  80237
                  Attn.:  Glen A. Payne, Secretary

                  To the Transfer Agent:

                  INVESCO Funds Group, Inc.
                  Post Office Box 2040
                  Denver, Colorado  80201
                  Attn.: William J. Galvin, Senior Vice President

          (b) This Agreement shall not be assignable and in the event of its assignment (in the sense contemplated by the 1940 Act), it shall automatically terminate.

          (c) This Agreement shall be construed in accordance with the laws of the State of Colorado.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers thereunder duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                        COMPANY (LISTED IN SCHEDULE A)

                        By: /s/ Mark H. Williamson
                            -------------------------
                        Mark H. Williamson, President

ATTEST:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary


                        TRANSFER AGENT


                        By: /s/ Ronald L. Grooms
                            -----------------------------------
                        Ronald L. Grooms, Senior Vice President

ATTEST:

/s/ Glen A. Payne
------------------------
Glen A. Payne, Secretary

                                  FEE SCHEDULE

     This Fee Schedule for services is made pursuant to the Transfer Agent Agreement dated June 1, 2000 (the "Agreement"), between the registered investments companies specified in Schedule A (each individually referred to as "Company") and INVESCO Funds Group, Inc. (the "Transfer Agent"). The parties hereto agree to the following:

      ACCOUNT MAINTENANCE CHARGES. Fees are based on an annual charge set forth below. These annual charges are billable monthly at the rate of one-twelfth (1/12) of the annual fee.

                                                                  ANNUAL
                                                ANNUAL            OMNIBUS
                                                CHARGE PER        ACCOUNT
                                                SHAREHOLDER       CHARGE PER
      COMPANY                                   ACCOUNT           PARTICIPANT
      -------                                   -----------       -----------
INVESCO ADVANTAGE SERIES FUNDS, INC.(1)         $22.50            $22.50

INVESCO BOND FUNDS, INC.                        $28.50            $28.50

INVESCO COMBINATION STOCK & BOND FUNDS, INC.    $22.50            $22.50

INVESCO INTERNATIONAL FUNDS, INC.               $22.50            $22.50

INVESCO MONEY MARKET FUNDS, INC.                $29.50            $29.50

INVESCO SECTOR FUNDS, INC.                      $22.50            $22.50

INVESCO STOCK FUNDS, INC.                       $22.50            $22.50

                     INVESCO TREASURER'S SERIES FUNDS, INC.
The Transfer Agent, pursuant to the terms of the Advisory Agreement dated June 1, 1999, will not charge the Company any fees under this Transfer Agency Agreement. However, this commitment may be changed following consultation with the board of directors.

                   INVESCO VARIABLE INVESTMENT FUNDS, INC.
The Company shall pay the Transfer Agent an annual fee of $5,000 per Fund, billable monthly at the rate of one-twelfth (1/12) of the annual fee. A charge is made for a Fund in the month that it commences or ceases operation, as well as in each month that the Fund is in operation regardless of the number of shareholders of the series.

(1)     Amended August 23, 2000.

      EXPENSES. A Fund shall not be liable for reimbursement to the Transfer Agent of expenses incurred by it in the performance of services pursuant to the Agreement, provided, however, that nothing herein or in the Agreement shall be construed as affecting in any manner any obligations assumed by a Fund with respect to expense payment or reimbursement pursuant to a separate written agreement between the Fund and the Transfer Agent or any affiliate thereof.

      Effective this 1st day of June, 2000.

                        COMPANY (LISTED IN SCHEDULE A)


                        By: /s/ Mark H. Williamson
                            ----------------------
                            Mark H. Williamson, President

ATTEST:

/s/ Glen A. Payne
-----------------
Glen A. Payne, Secretary


                        TRANSFER AGENT


                        By: /s/ Ronald L. Grooms
                            --------------------
                            Ronald L. Grooms, Senior Vice President

ATTEST:

/s/ Glen A. Payne
-----------------
Glen A. Payne, Secretary

                            TRANSFER AGENCY AGREEMENT
                                   SCHEDULE A

REGISTERED
INVESTMENT
COMPANY                    FUNDS                            EFFECTIVE DATE
--------------------------------------------------------------------------------

INVESCO ADVANTAGE SERIES FUNDS, INC.(1),(2)                 AUGUST 23, 2000
                           Advantage Fund
                           Global Growth Fund(4)            November 29, 2000
                           Advantage Global Health
                              Sciences Fund(5)              May 15, 2001
                           Mid-Cap Growth Fund(6)           September 28, 2001

INVESCO BOND FUNDS, INC.                                    JUNE 1, 2000
                           High Yield Fund
                           Select Income Fund
                           Tax-Free Bond Fund
                           U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC.                JUNE 1, 2000
                           Balanced Fund
                           Equity Income Fund(9)
                           Total Return Fund

INVESCO INTERNATIONAL FUNDS, INC.                           JUNE 1, 2000
                           European Fund
                           International Blue Chip Value Fund
                           Latin American Growth Fund(3)
                           Pacific Basin Fund(3)

INVESCO MONEY MARKET FUNDS, INC.                            JUNE 1, 2000
                           Cash Reserves Fund
                           Tax-Free Money Fund
                           U.S. Government Money Fund

INVESCO SECTOR FUNDS, INC.                                  JUNE 1, 2000
                           Energy Fund
                           Financial Services Fund
                           Gold Fund
                           Health Sciences Fund
                           Leisure Fund
                           Real Estate Opportunity Fund
                           Technology Fund
                           Telecommunications Fund
                           Utilities Fund

INVESCO STOCK FUNDS, INC.                                   JUNE 1, 2000
                           Blue Chip Growth Fund(8)
                           Dynamics Fund
                           Growth & Income Fund
                           Endeavor Fund
                           Small Company Growth Fund
                           S&P 500 Index Fund
                           Value Equity Fund

INVESCO TREASURER'S SERIES FUNDS, INC.                      JUNE 1, 2000
                           Treasurer's Money Market Reserve Fund
                           Treasurer's Tax-Exempt Reserve Fund

                           TRANSFER AGENCY AGREEMENT
                                   SCHEDULE A
                                   (CONTINUED)

REGISTERED
INVESTMENT
COMPANY                    FUNDS                            EFFECTIVE DATE
--------------------------------------------------------------------------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.                     JUNE 1, 2000
                           VIF-Blue Chip Growth Fund(8)
                           VIF-Dynamics Fund
                           VIF-Equity Income Fund(10)
                           VIF-Financial Services Fund
                           VIF-Health Sciences Fund
                           VIF-High Yield Fund
                           VIF-Leisure Fund(8)
                           VIF-Market Neutral Fund(7)
                           VIF-Real Estate Opportunity Fund
                           VIF-Small Company Growth Fund
                           VIF-Technology Fund
                           VIF-Telecommunications Fund
                           VIF-Total Return Fund
                           VIF-Utilities Fund

(1)  Amended on August 23, 2000.
(2) Amended on November 8, 2000 - On November 8, 2000, the name of the INVESCO Advantage Series Funds, Inc. was changed to INVESCO Counselor Series Funds, Inc. Therefore, all references to INVESCO Advantage Series Funds, Inc. should be changed to INVESCO Counselor Series Funds, Inc.
(3)  Liquidated pursuant to a shareholder vote on November 28, 2000.
(4)  Amended on November 29, 2000.
(5)  Amended on May 15, 2001.
(6)  Amended on September 28, 2001.
(7)  Liquated and terminated on October 5, 2001.
(8)  Amended on October  19,  2001.
     Also, on October 19, 2001 the names of the Blue Chip Growth Fund and the VIF-Blue Chip Growth Fund were changed to Growth Fund and VIF-Growth Fund, respectively. Therefore, all references to the Blue Chip Growth Fund and the VIF-Blue Chip Growth Fund should be changed to Growth Fund and VIF-Growth Fund, respectively.
(9) On March 29, 2002 the name of the Equity Income Fund was changed to Core Equity Fund. Therefore, all references to the Equity Income Fund should be changed to Core Equity Fund.
(10) On April 30, 2002 the name of the VIF-Equity Income Fund was changed to VIF-Core Equity Fund. Therefore, all references to the VIF-Equity Income Fund should be changed to VIF-Core Equity Fund.